EXHIBIT 10.28
FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT OF THE ATAIROS GROUP, INC.

This First Amendment (this “Amendment”) to the Fourth Amended and Restated Shareholders Agreement of Atairos Group, Inc. dated as of April 15, 2022 with effect from December 15, 2021 (the “Shareholders Agreement”) is dated June 2, 2023 (the “Effective Date”) and entered into among Atairos Group, Inc., a Cayman Islands exempted company (the “Company”); Comcast AG Holdings, LLC, a Delaware limited liability company (“Comcast Shareholder”); Atairos Partners, L.P., a Cayman Islands exempted limited partnership (“ManagementCo Shareholder”); and Atairos Management, L.P., a Delaware limited partnership. Capitalized terms used but not defined herein are used with the definitions set forth in the Shareholders Agreement.

    The parties hereto agree as follows:

1.    Amendment to Shareholders Agreement. The Shareholders Agreement is hereby amended pursuant to Section 12.03(a) thereof so that a new Section 6.02(f) shall be added to Section 6.02 thereof as follows:

“(f) Notwithstanding anything else in this Agreement, at all times the proportion that the aggregate Capital Contributions made by ManagementCo Shareholder represent as a share of the Capital Commitment of ManagementCo Shareholder shall be the same as the proportion that the aggregate Capital Contributions of Comcast Shareholder (excluding any Capital Contributions made by the Comcast Shareholder to fund the Management Fee) represent as a share of the Capital Commitment of the Comcast Shareholder. For purposes of giving effect to this Section 6.02(f), the Board of the Company may require additional Capital Contributions from any Shareholder (without requiring Capital Contributions from any other Shareholder) and otherwise make adjustments in a manner similar to the adjustments made pursuant to the First Amendment to this Agreement dated as of June 2, 2023, provided that the Board of the Company shall notify and consult with Comcast Shareholder before taking any such action or making any such adjustment in accordance with this Section 6.02(f). For the avoidance of doubt, no Shareholder’s Capital Commitment shall be increased without such Shareholder’s prior written consent.”

2.    One-Time Capital Contribution True-Up. On or immediately following the Effective Date of this Amendment, ManagementCo Shareholder shall make a Capital Contribution of $895,667 to the Company (the “Capital Contribution True-Up Amount”) and the Company shall, upon receipt of such amount, pay such amount to Comcast Shareholder. Immediately following such adjustment pursuant to the first sentence of this Section 2, for all purposes of the Shareholders Agreement, as of the Effective Date, the aggregate Capital Contributions of ManagementCo Shareholder shall be deemed to be $41,587,428, the Available Capital Commitment of ManagementCo Shareholder shall be deemed to be $28,287,572, the aggregate Capital Contributions of Comcast Shareholder shall be deemed to be $2,678,260,151 and the Available Capital Commitment of Comcast Shareholder shall be deemed to be $1,821,739,849. The purpose of this adjustment is to conform the amount of the Capital Contributions of each of ManagementCo Shareholder and Comcast Shareholder to the equal proportionality requirement of Section 6.02(f) of the Shareholders Agreement (as added to the Shareholders Agreement by this Amendment). The Board of the Company is hereby authorized to allocate the Capital Contributions of ManagementCo Shareholder attributable to the Capital Contribution True-Up Amount to Company Expenses and each of then existing Investment(s) in such amount as is necessary so that the portion that the aggregate Capital Contributions made by ManagementCo Shareholder with respect to such Company Expenses and each such Investment after taking into account such allocation represent as a share of the Capital Commitment of ManagementCo Shareholder shall be the same as the proportion that the aggregate Capital Contributions of Comcast Shareholder (after taking into account the adjustment contemplated herein but excluding any Capital Contributions made by the Comcast Shareholder to fund the Management Fee) represent as a share of the Capital Commitment of the Comcast Shareholder. Notwithstanding anything else in the Shareholders Agreement, for all purposes of the Shareholders Agreement, the Capital Contribution True-Up Amount paid to Comcast Shareholder pursuant to the first sentence shall be considered a return of the applicable Capital Contribution(s) by the Company with respect to the applicable Investment(s) as if such amount had never been contributed to the Company by Comcast Shareholder. The Board of the Company is hereby authorized to make to take such actions, and interpret the Shareholders Agreement in such manner, as it determines to be necessary or desirable to give effect to this Section 2.

3.    One-Time Profit Sharing True-Up. On or immediately following the Effective Date of this Amendment, Comcast Shareholder shall return to the Company distributions of $150,783 it has previously received pursuant to Section 8.02 of the Shareholders Agreement (the “Profit Sharing True-Up Amount”) and the Company shall, upon receipt of such amount, pay such amount to ManagementCo Shareholder. Allocations of income and gains shall be adjusted to reflect the profit sharing true-up contemplated by this Section 3 hereof.

4.    Offset. Notwithstanding Sections 2 and 3 hereof, the Company may in its sole discretion decide to, in lieu of requiring ManagementCo Shareholder to pay the Capital Contribution True-Up Amount under Section 2 hereof or requiring Comcast Shareholder to pay the Profit Sharing True-Up Amount under Section 3 hereof respectively, withhold such amount of distributable proceeds attributable to such Shareholder equal to such Shareholder’s payment amount pursuant to Section 2 or 3 hereof respectively, and distribute such withheld amount to the applicable Shareholder pursuant to Section 2 or 3 hereof respectively (it being understood and agreed that any such amount of distributable proceeds attributable to a Shareholder withheld and applied for the payment pursuant to this Section 4, if any, shall be deemed to have been distributed to such Shareholder for all purposes of Section 8.02 of the Shareholders Agreement), and for all purposes of this Amendment, such withholdings and payments contemplated in this Section 4 shall satisfy all of the terms and conditions, and effectuate all of the intent and purposes, in each case, as are contemplated under Sections 2 and 3 hereof.

5.    Governing Law. This Amendment and all claims arising under or in connection therewith, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws rules of such state.

6.    Miscellaneous. Except as provided herein, all terms and conditions of the Shareholders Agreement remain in full force and effect. In connection with any controversy or claim arising out of or relating to this Amendment: (x) the liability of each party; (y) the manner of dispute resolution; and (z) the apportionment of all costs and expenses (including attorneys fees) shall, in each instance, be determined in the same manner as if such controversy or claim had arisen under the Shareholders Agreement, as amended hereby.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed and delivered as of the date first above written.

COMPANY:

                        ATAIROS GROUP, INC.

                        By: /s/ David L. Caplan
                         Name: David L. Caplan
                         Title: Vice President

MANAGER:

                        ATAIROS MANAGEMENT, L.P.

                        By: Atairos Family GP, LLC, its general
                        partner

                        By: /s/ David L. Caplan
                         Name: David L. Caplan
                         Title: Vice President

SHAREHOLDERS:

                        COMCAST AG HOLDINGS, LLC

                        By: /s/ Marc A. Rockford
                         Name: Marc A. Rockford
                         Title: Senior Vice President

ATAIROS PARTNERS, L.P.

                        By: Atairos Partners GP, LLC, its general
partner

                        By: /s/ David L. Caplan
                         Name: David L. Caplan
                         Title: Vice President

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